EXHIBIT INDEX


   A. Copies of the exhibits listed below are submitted with this Annual Report on Form 10-K, immediately following this index.

       10.38 Form of Performance Stock Memorandum dated February 27, 2001, regarding conditional opportunity to acquire
              Company stock granted to seven executive officers, respectively.

       10.55  Global Marine Inc. 2001 Management Incentive Award Plan.

        21.1  List of Subsidiaries.

        23.1  Consent of PricewaterhouseCoopers LLP, Independent
              Accountants.

        99.1 Commitment and Authorization for the Exercise of Global Marine Inc. Stock Options and Sale of Stock, by Robert E. Rose, the Registrant's Chairman, President and CEO, executed February 6, 2001, for the purpose of establishing a plan to sell stock of the Registrant in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.

   B. All other exhibits listed in Item 14(a)(3) are incorporated by reference in this Annual Report on Form 10-K, as stated in Item 14(a)(3). Descriptions of these exhibits are incorporated herein by this reference to Item 14(a)(3) of this Report.